                                                                    EXHIBIT 10.4

                       AGREEMENT CONCERNING TERMINATION OF
                          EMPLOYMENT OF GUNTER HOFMANN


The following sets forth the terms and conditions of the agreement (the "Agreement") regarding the end of Gunter Hofmann's ("Dr. Hofmann") employment in the position of Chief Scientific Officer of Genetronics Biomedical Ltd. and Genetronics, Inc. (collectively, the "Company") effective as of September 7, 1999. Pursuant to Section 18 herein, the Agreement shall become effective on the eighth day after this Agreement is executed by Dr. Hofmann (the "Effective Date"). Gunter Hofmann and the Company hereby agree as follows:

1. TERMINATION OF EMPLOYMENT AGREEMENT. Except for Section 5 of the employment agreement between Dr. Hofmann and the Company dated January 9, 1995, as amended from time to time (the "Employment Agreement"), a copy of which is attached hereto as Exhibit A, the Employment Agreement is hereby superseded by this Agreement and is null and void and of no further force or effect. For the sake of clarity, Dr. Hofmann expressly acknowledges that Section 5 of the Employment Agreement contains confidentiality and non-disclosure provisions therein to which he remains, and shall remain, bound as set forth therein.

2. EMPLOYMENT. Dr. Hofmann's employment as Chief Scientific Officer and all other employment positions Dr. Hofmann may have held with the Company were terminated effective as of September 7, 1999 (the "Separation Date").

3. SEVERANCE PAY. The Company agrees to make severance payments to Dr. Hofmann in the form of: (a) continuation of his base salary in effect on the Separation Date for a period of sixteen (16) months from the Separation Date (the "Severance Period") and (b) a grant of an option to purchase 97,000 shares of the common stock of the Company ("New Option") at a price per share equal to ten percent (10%) more than the fair market value of the Company's common stock on the date that is the last trading day before the date of grant. The term of the New Options shall be five years from the date of grant. The New Options will vest on January 6, 2001, which is the last day of the Severance Period, and will be exerciseable for the duration of the term of the New Options. However, in the event the Company is acquired by, or merged with, another entity prior to the vesting of the New Options, the New Options will vest upon the completion of the merger or acquisition. The New Options shall be governed pursuant to the terms and conditions of the Genetronics Biomedical, Ltd. 1997 Stock Option Plan, as amended."The sixteen months of severance payments will be paid on the Company's ordinary payroll dates and will be subject to standard payroll deductions and withholdings.

4. STOCK OPTIONS. The stock options listed in Exhibit B to this Agreement ("Existing Options") shall be fully vested as of the Effective Date of this Agreement, and changed from ISO to non-qualifying options. Other than as provided in this Section 4, you acknowledge that your Existing Options will continue to be governed by the terms and conditions of the Genetronics Biomedical, Ltd. Stock Option Plan under which each Existing Option was granted.

5. ACCRUED SALARY AND VACATION. Dr. Hofmann agrees and acknowledges that the Company has paid him all accrued salary, and all accrued and unused vacation benefits earned through the Separation Date, if any, subject to standard payroll deductions, withholding taxes and other obligations.

6. INSURANCE BENEFITS. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company's current group health insurance policies, Dr. Hofmann will be eligible to continue his health insurance benefits. Later, Dr. Hofmann may be able to convert to an individual policy through the provider of the Company's health insurance, if he wishes. Dr. Hofmann will be provided with a separate notice of his COBRA rights. In the event that Dr. Hofmann elects continued coverage under COBRA, the Company will pay his COBRA health insurance premiums (Company and employee contributions) for sixteen (16) months from the Separation Date. Thereafter, Dr. Hofmann shall be solely responsible for the payment of the premium for such benefits to the Company's health insurance provider, if Dr. Hofmann desires to continue such benefits.

7. LIFE INSURANCE. The Company agrees that it will maintain a life insurance policy on Dr. Hofmann's life for his and his estate's benefit, the terms of which shall be substantially similar to terms of the personal policy maintained by the Company for his benefit prior to the Separation Date, for a period of sixteen (16) months after the Separation Date.

8. COMPANY EQUIPMENT. The Company agrees that, as part of this Agreement and in consideration thereof, Dr. Hofmann may keep for his own personal use any Company computer, cellular telephone and facsimile machine currently in his possession.

9. AUTOMOBILE. The Company agrees that, as part of this Agreement and in consideration thereof, it will continue to pay for the lease payments (approximate value of Fifteen Thousand Dollars ($15,000)) on the automobile that was obtained for Dr. Hofmann as an officer of the Company for the duration of the existing lease period.

10. 401(k). The Company agrees that, as part of this Agreement and in consideration thereof, the Company will purchase for Dr. Hofmann the same number of shares of common stock of the Company that he would have received through the Company's 401(k) plan had he remained an employee through January 7, 2001. Such stock shall be purchased for him quarterly as it is for employees who participate in the Company's 401(K) plan.

11. OTHER COMPENSATION AND BENEFITS. Except as expressly provided herein, Dr. Hofmann acknowledges and agrees that he is not entitled to and will not receive any additional employment-related compensation, severance, stock options, stock or benefits from the Company after the Separation Date.

12. NON-DISCLOSURE OF THE TERMS OF THIS AGREEMENT. The provisions of this Agreement shall be held in strictest confidence by Dr. Hofmann and the Company and shall not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) Dr. Hofmann may disclose this Agreement, in confidence, to his immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.

13. NON-DISPARAGEMENT. The parties agree that neither they, nor their officers, directors or employees will make any disparaging statements about each other. However, in the interest of implementing open discussion and disclosure among Board members, the parties agree that this provision does not apply to statements made by the above individuals in their capacity as directors to other directors of the Company.

14. NON-SOLICITATION. Dr. Hofmann agrees that for a period of one (1) year from the Separation Date he will not hire or take away or cause to be hired or taken away any employee of the Company for the purpose of employment in any business or endeavor. He further agrees, without prejudice to any and all other rights of the Company, that in the event of his violation or attempted violation of the covenants contained in this agreement, an injunction or other like remedy shall be the only effective method to protect the Company's and its affiliates' rights and property, and that an interim injunction may be granted immediately on the commencement of any suit.

15. RETURN OF PROPERTY. Except as otherwise provided herein, upon the Effective Date, Dr. Hofmann agrees to return to the Company all Company documents (and all copies thereof) and other Company property in his possession or his control as an employee, including, but not limited to, Company files, business plans, notes, samples, sales notebooks, drawings, specifications, calculations, sequences, data, computer-recorded information, tangible property, including, but not limited to, software, credit cards, business cards, entry cards, keys and any other materials of any nature pertaining to his work with the Company as an employee, and any documents or data of any description (or any reproduction of any documents or data) containing or pertaining to any proprietary or confidential material of the Company, which is in his possession by nature of his employment relationship with the Company. In the event no property is returned, Dr. Hofmann will be deemed to have agreed and acknowledged that he has no Company documents of substantive value in his possession, other than those documents in his possession for reasonable use as a director or consultant.

16. TAX CONSEQUENCES. The Company makes no representations or warranties with respect to the tax consequences of any payments to Dr. Hofmann under the terms of this

        Agreement. Dr. Hofmann agrees and understands that he is responsible for payment, if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon. Dr. Hofmann further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of his failure to pay federal or state taxes or damages sustained by the Company by reason of any such claims, including reasonable attorneys' fees.

17. RELEASE OF CLAIMS AGAINST THE COMPANY. In consideration of the foregoing, Dr. Hofmann hereby releases, acquits, and forever discharges the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, attorneys, shareholders, partners, successors, assigns, affiliates, customers, and clients of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, acts or conduct at any time prior to the Separation Date, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with the Company's employment of Dr. Hofmann, the termination of that employment, the Company's performance of its obligations as his former employer, and any claims arising from the Employment Agreement or his offer letter; claims or demands related to salary, bonuses, commissions, stock, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the California Fair Employment and Housing Act, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended; the federal Americans With Disabilities Act; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing. Notwithstanding the above, Dr. Hofmann is not hereby releasing any claims Dr. Hofmann may have (i) under this Agreement; (ii) for indemnification pursuant to and in accordance with the applicable statutes, the applicable terms of the charters, articles of incorporation or bylaws of the Company, any insurance policies maintained by the Company which afford coverage to Dr. Hofmann; (iii) for rights or claims Dr. Hofmann may have pursuant to any applicable stock option plans or stock option agreements Dr. Hofmann may have with the Company; and (iv) any criminal, grossly negligent or fraudulent conduct on the part of the Company, other than his own conduct, which creates liability on the part of Dr. Hofmann. For the sake of clarity, Dr. Hofmann expressly agrees that the provisions of this Section 17, including part (iv) herein, shall not be interpreted to permit Dr. Hofmann to make a claim against the Company that is related to termination of his employment with the Company or the Company's performance of its obligations as his former employer, any claims arising from the Employment Agreement, or any form of compensation he received as an employee.

18. ADEA WAIVER. Dr. Hofmann further acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA"). He also acknowledges that the consideration given for the waiver and release in the preceding paragraphs hereof is in addition to anything of value to which he was already entitled. Since Dr. Hofmann is more than forty (40) years of age when this release is signed, he hereby provides the further acknowledgment that he is advised by this writing, as required by the Older Workers Benefit Protection Act, that: (a) his waiver and release do not apply to any rights or claims that may arise after the Effective Date of this release; (b) he has the right to consult with an attorney prior to executing this release (although he may voluntarily choose not to do so); (c) he may have at least twenty-one (21) days to consider this Agreement (although he may by his own choice execute this release earlier); (d) he has seven (7) days following the execution of this release to revoke this release; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired, therefore making the effective date the eighth day after this release is signed by Dr. Hofmann (the "Effective Date").

19. RELEASE OF CLAIMS AGAINST DR. HOFMANN. In consideration of the foregoing, the Company, for and on behalf of itself, its directors, officers, shareholders, successors and assigns hereby releases, acquits and forever discharges Dr. Hofmann and his assigns, transferees, successors, heirs, agents and attorneys from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, acts or conduct of Dr. Hofmann within the course and scope of his obligations and duties as an employee or officer of the Company at any time prior to the Separation Date, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with the Company's employment of Dr. Hofmann, the termination of that employment, his performance of his obligations and duties as an employee, officer, and director of the Company, or arising out of any agreement between Dr. Hofmann and the Company, with the exception of any claim arising out of (i) his obligations under this Agreement; (ii) his obligations arising out of Section 5 of the Employment Agreement or any other obligations relating to the proprietary information of the Company; and (iii) any criminal, grossly negligent, or fraudulent conduct by him which creates liability on the part of the Company.

20. SECTION 1542 WAIVER. In providing the releases set forth in Paragraphs 16 and 18 above, the parties agree that the releases include claims which may be unknown to the parties at present. The parties hereby acknowledge that they have read and understand Section 1542 of the Civil Code of the State of California which reads as follows:

                      A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE
               CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

21. LEGAL ADVICE. The parties acknowledge that they have been given the opportunity to seek the advice of independent legal counsel with respect to this Agreement and they have been provided with sufficient time to obtain such legal advice.

22. CONSULTING AGREEMENT. Dr. Hofmann agrees to provide consulting services to the Company as set forth in a separate consulting agreement.

23. NO OTHER AGREEMENTS. The parties acknowledge and represent to each other that this Agreement is signed without reliance upon any promises, representations or warranties whatsoever, whether expressed or implied, which are not contained herein in writing concerning the matters herein set forth.

24. ENTIRE AGREEMENT. This Agreement constitutes the complete, final and exclusive embodiment of the entire Agreement between the parties with regard to the subject matter hereof. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein. It may not be modified except in a writing signed by Dr. Hofmann and a duly authorized officer of the Company. Each party has carefully read this Agreement, has been afforded the opportunity to be advised of its meaning and consequences by his or its respective attorneys, and signed the same of his or its free will.

25. APPLICABLE LAW. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

26. SECTION HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

27. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

28. ACKNOWLEDGMENT. By executing this Agreement, each signatory acknowledges that he or it has read and understands this Agreement and release and further acknowledges that he or it has had the opportunity to review it with an attorney. Each signatory further acknowledges that he or it is executing this Agreement and release voluntarily and with full knowledge of its terms and provisions and of legal rights and regard thereto.

        IN WITNESS WHEREOF, the parties have duly authorized and caused this Agreement to be executed as follows:


Dated this 6th day of December, 1999.      Dated this 6th day of December, 1999.

                                           GENETRONICS BIOMEDICAL, LTD.

   /s/ Gunter Hofmann                      BY:     /s/  Martin Nash
-------------------------------------          ---------------------------------
GUNTER A. HOFMANN                          ITS: PRESIDENT AND CEO


Dated this 6th day of December, 1999.


GENETRONICS, INC.


BY:  /S/ MARTIN NASH
     --------------------------------
ITS: PRESIDENT AND CEO


Attachments:
Exhibit A: Employment Agreement
Exhibit B: Schedule of Outstanding Stock Options

                                    EXHIBIT A

                              EMPLOYMENT AGREEMENT

Filed as an exhibit to Registrant's Form 20-F for the period ended February 28, 1998


                                    EXHIBIT B

                      SCHEDULE OF OUTSTANDING STOCK OPTIONS


--------------------------------------------------------------------------------------------
DATE OF           PLAN            NUMBER          PRICE PER       VESTING         EXPIRATION
GRANT                             OF              SHARE
                                  OPTIONS         (US$)
--------------------------------------------------------------------------------------------
09-04-96          1995             35,000         2.27            100%            09-03-01
--------------------------------------------------------------------------------------------
01-14-97          1995             25,000         2.81            100%            01-13-02
--------------------------------------------------------------------------------------------
01-27-97          1995             45,000         3.06            100%            01-26-02
--------------------------------------------------------------------------------------------
07-08-98          1997             35,200         2.48            100%            07-07-03
--------------------------------------------------------------------------------------------
10-20-98          1997            100,000         2.95            25% *           10-19-03
--------------------------------------------------------------------------------------------


* 100% TO BE VESTED AS OF THE EFFECTIVE DATE OF THIS AGREEMENT.